December 13, 2023

GAUCHO GROUP HOLDINGS, INC.

Gaucho Holdings Positions Itself as Argentina's Premier Investment Partner Amid Peso Devaluation

Luxury Real Estate and E-commerce Leader Foresees Positive Outlook Amid Economic Reforms, With Seasoned Management Team Poised to Unlock Investment Potential in Evolving Market

MIAMI, FL / ACCESSWIRE / December 13, 2023 /Gaucho Group Holdings, Inc. (NASDAQ:VINO), a company that includes a growing collection of e-commerce platforms with a concentration on fine wines, luxury real estate, and leather goods and accessories (the "Company" or "Gaucho Holdings"), today announced its response to Argentina President Milei's recent shock measures, including the devaluation of the peso by 54% and the introduction of a crawling peg weakening the peso by 2% per month. Milei's decisive actions aim to address Argentina's economic challenges, with the goal of stabilizing the economy and the creation of a more business-friendly market. Gaucho Holdings believes that, despite initial challenges, these measures pave the way for Argentina's dollarization and herald a new era of economic revitalization and investment growth in the country.

As Argentina undertakes these bold economic reforms, Gaucho Holdings stands ready to seize the opportunities that emerge. With a deep-rooted history of investment in Argentina since 2007, the Company is uniquely positioned to capitalize on the evolving landscape. Gaucho Holdings maintains a diversified portfolio, encompassing fully operational companies across various sectors, while its established synergies enable streamlined operations. Furthermore, the Company boasts a seasoned and experienced management team well-versed in navigating the Argentine market.

Scott Mathis, CEO, and Founder of Gaucho Group Holdings, stated, "Gaucho Holdings is the vehicle for global investors to participate in Argentina's assets, offering diversified investments in luxury real estate, hotels, leather goods, and other timely opportunities. Operating in an environment with multiple currency rates and wide spreads between official and blue rates, the narrowing spread presents an immediate positive impact in the way of increased revenues and earnings. We anticipate some of our breakeven operations can now turn profitable with the new devaluation. It's an exciting time indeed, with more business-friendly initiatives in the works."

Gaucho Holdings looks forward to unveiling advanced plans for new and exciting initiatives in 2024 as Argentina embarks on this transformative journey. As the country charts its course towards dollarization, Gaucho Holdings remains steadfast in its commitment to contributing to Argentina's growth and prosperity.

About Gaucho Group Holdings, Inc.

For more than ten years, Gaucho Group Holdings, Inc.'s (gauchoholdings.com) mission has been to source and develop opportunities in Argentina's undervalued luxury real estate and consumer marketplace. Our company has positioned itself to take advantage of the continued and fast growth of global e-commerce across multiple market sectors, with the goal of becoming a leader in diversified luxury goods and experiences in sought after lifestyle industries and retail landscapes. With a concentration on fine wines (algodonfinewines.com & algodonwines.com.ar), hospitality (algodonhotels.com), and luxury real estate (algodonwineestates.com) associated with our proprietary Algodon brand, as well as the leather goods, ready-to-wear and accessories of the fashion brand Gaucho - Buenos Aires™ (gaucho.com), these are the luxury brands in which Argentina finds its contemporary expression.

Cautionary Note Regarding Forward-Looking Statements

The information discussed in this press release includes "forward looking statements" within the meaning of Section 27A of the Securities Act of 1933 and Section 21E of the Securities Exchange Act of 1934. All statements, other than statements of historical facts, included herein concerning, among other things, changes to exchange rates and their impact on the Company, planned capital expenditures, future cash flows and borrowings, pursuit of potential acquisition opportunities, our financial position, business strategy and other plans and objectives for future operations, are forward looking statements. Although we believe that the expectations reflected in these forward-looking statements are reasonable, they do involve certain assumptions, risks and uncertainties and are not (and should not be considered to be) guarantees of future performance. Refer to our risk factors set forth in our reports filed on Edgar. The Company disclaims any obligation to update any forward-looking statement made here.

Media Relations:
Gaucho Group Holdings, Inc.
Rick Stear
Director of Marketing
212.739.7669
rstear@gauchoholdings.com

SOURCE: Gaucho Group Holdings, Inc.